77D- Policies with Respect to Security Investment

Morgan Stanley Mortgage Securities Trust




Effective July 31, 2017, Morgan Stanley Mortgage
Securities Trust made changes to their Investment
Strategies and Risks - Foreign Investment, as described in the supplement to their Statement of Additional
Information filed via EDGAR with the Securities and Exchange Commission on May 2, 2017 (accession number 0001104659-17-028892) and incorporated by reference herein.